UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2009

Bill Barrett Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32367	80-0000545
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1099 18th Street, Suite 2300 Denver, Colorado	80202
(Address of principal executive office)	(Zip Code)

(303) 293-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 12, 2009, the Company entered into a purchase and sale agreement and completed the transaction pursuant to that agreement as described in Item 7.01, which inclusion in this filing shall not be deemed an admission that such agreement represents a material agreement, fact or event.

Item 7.01.	Regulation FD Disclosure

On June 12, 2009, the Company entered into a purchase and sale agreement and completed the transaction contemplated by that agreement. Pursuant to the purchase and sale agreement, the Company purchased a 90% working interest in Federal oil and gas leases covering approximately 40,300 acres in the Piceance Basin of Colorado known as the Naval Oil Shale Reserve 1. The purchase price for the acquisition was $60 million. The purchase price was paid using the Company’s credit facility, after which $294 million remains undrawn under the facility as of June 12, 2009. A press release concerning this acquisition is attached as Exhibit 99.1 to this Current Report.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 8.01	Other Events.

On June 12, 2009, the Company completed the transaction described in Item 7.01.

This Current Report on Form 8-K includes or references statements concerning expected potential and projected future activities. These forward-looking statements reflect Bill Barrett Corporation’s current views with respect to future events, based on what it believes are reasonable assumptions. No assurance can be given, however, that these events will occur and the anticipated results will be achieved. These statements are subject to risks and uncertainties that could cause actual results to differ materially including, among other things, resource estimates, exploration results, the ability to obtain necessary permits, delays or prohibitions due to litigation or other disputes, governmental regulations, the ability to receive drilling and other permits, the ability to finance the development and infrastructure obligations, transportation, processing, market conditions, oil and gas price and differential volatility, the availability and cost of services and materials, surface access, being able to execute the anticipated development activities, uncertainties inherent in oil and gas production operations and estimating reserves, unexpected future capital expenditures, competition, the success of Bill Barrett Corporation risk management activities, and other factors discussed in the Company’s Form 10-K filed for the year ended December 31, 2008, and subsequent filings with the SEC and available at www.sec.gov.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release dated June 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2009	BILL BARRETT CORPORATION

	By:	/s/ Francis B. Barron
Francis B. Barron
Executive Vice President—General Counsel; and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated June 15, 2009.

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